Exhibit 32.2

CERTIFICATION

In connection with the periodic report of Forlink Software Corporation, Inc. (the “Company”) on Form 10-Q for the quarter ending June 30, 2010, as filed with the Securities and Exchange Commission (the “Form 10-Q”), I, Hongkeung Lam, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 5, 2010	/s/ Hongkeung Lam
Hongkeung Lam
Chief Financial Officer
(Principal Financial and Accounting Officer)